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                                                                    EXHIBIT 3.07

                                FIFTH AMENDMENT
                                TO THE BYLAWS OF
                         PACIFICARE HEALTH SYSTEMS, INC.

         This FIFTH AMENDMENT TO THE BYLAWS OF PACIFICARE HEALTH SYSTEMS, INC. (the "Fifth Amendment") is effective October 23, 2003 with reference to the following facts:

                                    RECITALS

         WHEREAS, PacifiCare Health Systems, Inc., a Delaware corporation (the "Company") has adopted the Bylaws, as amended by the First Amendment to the Bylaws adopted on April 27, 2000, the Second Amendment to the Bylaws adopted on August 24, 2000, the Third Amendment to the Bylaws adopted on October 24, 2000, and the Fourth Amendment to Bylaws adopted on February 20, 2003, as the official Bylaws of the Company (collectively, the "Bylaws");

         WHEREAS, Section 15 of the Company's Bylaws currently provides that the number of directors shall be eleven (11);

         WHEREAS, Section 44 of the Bylaws authorizes the board of directors of the Company (the "Board") to alter, amend, repeal or adopt new bylaws; and

         WHEREAS, the Board deems it advisable and in the Company's best interest to amend Section 15 of the Bylaws to increase the number of directors which shall constitute the whole Board from eleven (11) to twelve (12).

                  NOW THEREFORE, the Bylaws hereby are amended as follows:

                  1.       Amendment to the Bylaws. The first sentence of
         Section 15 of the Bylaws shall be deleted in its entirety and replaced with the following:

                  "The authorized number of directors of the corporation shall be twelve (12)."

                  2. Effect of this Fifth Amendment. Except as amended by this Fifth Amendment, the Company's Bylaws shall not be further amended, modified, or revised and the Bylaws, as hereby amended, shall continue in full force and effect and shall be enforced in accordance with their terms.

                  3. Bylaws. The official bylaws of the Company shall consist of the Bylaws and this Fifth Amendment adopted October 23, 2003. Any reference to the term "bylaws" shall mean and refer to the Bylaws, as amended by this Fifth Amendment.